EXHIBIT 5.1

January 19, 2012

TVAX Biomedical, Inc.

8006 Reeder Street

Lenexa, Kansas 66214

Ladies and Gentlemen:

We have acted as counsel to TVAX Biomedical, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-177783 (as amended, the “Registration Statement”), relating to the offering of up to 2,300,000 shares (the “Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), of the Company. The Shares are to be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), a form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting as counsel to the Company, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registration Statement; (iii) the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iv) the Registration Statement, including the prospectus comprising a part of the Registration Statement; (v) the form of the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion expressed herein.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original executed documents of all documents submitted to us as copies or as unexecuted forms, and the authenticity of the originals of such copies and unexecuted forms. We also have assumed that, other than with respect to the Company, at such times as the respective Shares are issued, all of the documents referred to in this opinion letter will have been

TVAX Biomedical, Inc.

January 19, 2012

duly authorized, executed, delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, that all of the signatories to such documents will have been duly authorized, and that all parties will be duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver, countersign and perform such documents. As to all questions of fact material to the opinion expressed herein that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and have assumed the correctness and accuracy of all such certificates and documents.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualification, limitations and exceptions set forth herein, we are of the opinion that, when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of any other laws.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Stinson Morrison Hecker LLP